Page 14 of 50 Pages


                                    EXHIBIT B

                               PURCHASE AGREEMENT



PURCHASE  AGREEMENT  (this  "Agreement"),  dated as of December 16, 1997, by and
                             ---------
among IGEN International,  Inc., a Delaware corporation (the "Company"), and the
                                                              -------
entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".
                              ---------                             ----------


          The Company wishes to sell and each Purchaser wishes to buy, subject to the terms and conditions set forth in this Agreement, shares (the "Preferred
                                                                       ---------
Shares") of the Company's  Series B Convertible  Preferred Stock (the "Preferred
------                                                                 ---------
Stock"), in reliance on the exemption from securities  registration  afforded by
-----
the provisions of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").
 --------------

          The Preferred Shares are convertible pursuant to the terms of a Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as Exhibit A (the "Certificate"), into shares of the Company's
                   ---------        -----------
Common Stock,  $.001 par value (the "Common  Stock").  The term (i)  "Conversion
                                     -------------                    ----------
Shares" shall mean,  at any time,  the shares of Common Stock that are issued or
------
issuable upon conversion of the Preferred Shares, (ii) "Dividend Payment Shares"
                                                        -----------------------
shall mean the shares of Common Stock issued by the Company in payment of dividends on the Preferred Shares in accordance with the terms of the
Certificate  and  (iii)  "Securities"  shall  mean  the  Preferred  Shares,  the
                          ----------
Conversion Shares and the Dividend Payment Shares.

          The parties hereto agree as follows:

1.        PURCHASE AND SALE OF PREFERRED STOCK.
          ------------------------------------

          1.1       Agreement to Purchase  and Sell.  Upon the terms and subject
                    -------------------------------
to the conditions set forth herein, the Company agrees to sell at the Closing (as defined below), and each Purchaser agrees to purchase, the number of Preferred Shares set forth on the signature page hereof executed by such Purchaser, at a purchase price equal to one thousand dollars ($1,000) times the number of Preferred Shares purchased by such Purchaser (the "Purchase Price").
                                                             --------------

          1.2       Closing.  Subject to the  satisfaction of the conditions set
                    -------
forth herein, the closing of the purchase and sale of the Preferred Shares (the "Closing") will be deemed to occur when this Agreement, and the other
 -------
Transaction Documents (as defined below), have been executed and delivered by the Company and each Purchaser, and full payment of the amount of the Purchase Price payable by each Purchaser has been made by such Purchaser by wire transfer of same day funds to an account designated by the Company against delivery by the Company of duly executed certificates representing the Preferred Shares purchased by such Purchaser hereunder. The date on which the Closing is deemed to occur is referred to herein as the "Closing Date".
                                       ------------

          1.3       Certain  Definitions.  When used herein,  (A) "business day"
                    --------------------
shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business and (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party.

                                                             Page 15 of 50 Pages


2.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
          -----------------------------------------------

          Each Purchaser, solely with respect to it, hereby makes the following representations and warranties to the Company (which shall be true as of the date hereof and as of the Closing Date) and agrees with the Company that:

          2.1       Authorization;   Enforceability.   Such  Purchaser  is  duly
                    -------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. Such Purchaser has taken all action necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and its obligations hereunder and thereunder, and, upon execution and delivery thereof by the Company, this Agreement and the other Transaction Documents to which it is a party constitute such Purchaser's valid and legally binding obligations, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

          2.2       Accredited Investor; Investment Intent. Such Purchaser is an
                    --------------------------------------
accredited investor, as defined in Rule 501 of Regulation D under the Securities Act. Such Purchaser is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a view to the public resale or distribution of all or any part thereof; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

          2.3       Information.  The Company has provided such  Purchaser  with
                    -----------
certain written information regarding the Company and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the purchase and sale of the Preferred Shares hereunder, and the Company and its business and prospects.

          2.4       Limitations on Disposition. Such Purchaser acknowledges that
                    --------------------------
the Preferred Shares are "restricted securities" under the Securities Act and that under the Securities Act and applicable rules and regulations neither the Preferred Shares nor any interest therein may be offered for sale or resold absent registration under the Securities Act or unless pursuant to an exemption therefrom.

         2.5        Legend. Such Purchaser understands that the Preferred Shares
                    ------
shall bear at issuance the following legend:

          "The security represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              ---------------
          or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Such security is issued subject to the provisions of (i) a Purchase Agreement, dated December __,1997, by and


                                       -2

                                                             Page 16 of 50 Pages


          among IGEN International, Inc. (the "Company") and the purchasers named therein, and (ii) a Registration Rights Agreement, dated December __, 1997, by and among the Company and such purchasers."

          Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any Security is registered pursuant to an effective registration statement, (B) the holder thereof provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by such holder) to the effect that such Security can be sold publicly without registration under the Securities Act, (C) such Security can be sold pursuant to Rule 144 under the Securities Act ("Rule 144") and a
                                                               ---------
registered broker dealer provides to the Company a customary broker's Rule 144 letter and such holder delivers to the Company a customary seller's representation letter, or (D) such Security is eligible for resale under Rule 144(k), such Security shall be issued without any legend or other restrictive language and, with respect to any Security upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder thereof upon request.

          2.6       Fees.   Such   Purchaser   is  not   obligated  to  pay  any
                    ----
compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          ---------------------------------------------

          The Company hereby makes the following representations and warranties to each Purchaser (which shall be true as of the date hereof and as of the Closing Date) and agrees with such Purchaser that:

          3.1       Organization,  Good Standing and Qualification.  Each of the
                    ----------------------------------------------
Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The term "subsidiaries" means corporations in which the Company has an
                  ------------
equity interest of greater than 50%.

          3.2       Authorization;  Consents.  The  Company  has  the  requisite
                    ------------------------
corporate  power and authority to enter into and perform its  obligations  under
(i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments delivered by the Company at the Closing (the instruments described in (i), (ii) and (iii) being collectively referred to herein as the "Transaction Documents"), to execute and
                                        ---------------------
perform its obligations under the Certificate, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms of the Certificate, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms thereof and to issue the Dividend Payment Shares in accordance with the terms of the Certificate. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents and (B) the authorization, execution and filing of, and performance by the Company of its obligations under the Certificate has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, or any governmental agency or

                                                             Page 17 of 50 Pages


organization or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers, Inc. or otherwise).

          3.3       Enforcement.  The Transaction  Documents and the Certificate
                    -----------
constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

          3.4       Disclosure    Documents;    Material    Agreements;    Other
                    ------------------------------------------------------------
Information. The Company has filed with the Commission: (i) the Company's Annual
-----------
Report on Form 10-K for the year ended March 31, 1997, (ii) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997, (iii) all Current Reports on Form 8-K required to be filed with the Commission since March 31, 1997 and (iv) the Company's definitive Proxy Statement for its 199[7] Annual Meeting of Stockholders (collectively, the "Disclosure Documents"). The Company
                                             --------------------
is not aware of any event that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder,
                       ------------
and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach is reasonably likely to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. To the best of the Company's knowledge, except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, which are not required to be reflected in the Company's financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The financial statements of the Company included in the Disclosure Documents, as of their respective dates (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (B) have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The written information provided to the Purchaser as described in paragraph 2.3 above does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein,in light of the circumstances under which they were made, not misleading and does not include any material, non-public information.

          3.5       Capitalization.  The capitalization of the Company as of the
                    --------------
date hereof, including its authorized capital stock, the number of shares issued

                                                             Page 18 of 50 Pages


and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on Schedule 3.5 hereto. All of
                                                    ------------
such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as
                                     ------------
of the date of this Agreement and as of the Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

          3.6       Valid  Issuance.  The Preferred  Shares are duly  authorized
                    ---------------
and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company. The Dividend Payment Shares are duly authorized and, upon the issuance thereof in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

          3.7       No Conflict with Other  Instruments.  Except as set forth on
                    -----------------------------------
Schedule 3.7, neither the Company nor any of its subsidiaries is in violation of
------------
any provisions of its Certificate of Incorporation, Bylaws or any other governing document as amended and in effect on and as of the date hereof or, to the best of the Company's knowledge, in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The execution, delivery and performance of the Transaction Documents, the execution and filing of the Certificate, and the consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares and the Dividend Payment Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities.

                                                             Page 19 of 50 Pages


          3.8       Financial Condition; Taxes; Litigation.
                    --------------------------------------

               3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to consolidated business or financial condition of the Company or its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there have been no material adverse changes to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

               3.8.2 The Company has filed all tax returns required to be filed by it or obtained extensions of the due date for such returns and paid all taxes which are due, except for taxes which it reasonably disputes or which could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

               3.8.3     Except  as set  forth in  Schedule  3.8.3,  each of the
                                                   ---------------
Company and its subsidiaries is not the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

               3.8.4     Except  as set  forth in  Schedule  3.8.4,  there is no
                                                   ---------------
material claim, litigation or administrative proceeding or inquiry pending, or, to the best of the Company's knowledge, threatened, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries.

          3.9  Reporting  Company;  Form S-3.  The  Company  is  subject  to the
               -----------------------------
reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register the Conversion Shares and the Dividend Payment Shares for resale on a registration statement on Form S-3 under the Securities Act.

          3.10 Acknowledgement  of Dilution.  The Company  acknowledges that the
               ----------------------------
issuance of (i) the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate and (ii) the Dividend Payment Shares in accordance with the terms of the Certificate may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation
(x) to issue Conversion Shares upon conversion of the Preferred Shares and (y) to issue Dividend Payment Shares in accordance with the terms of the Certificate is unconditional and absolute regardless of the effect of any such dilution. The Board of Directors of the Company has reviewed the Transaction Documents, and has determined that the transactions contemplated thereby are in the best interests of the Company and its stockholders.

                                                             Page 20 of 50 Pages


          3.11 Intellectual  Property.  The Company owns or  possesses  adequate
               ----------------------
rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any such rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

          3.12 Registration Rights; Rights of Participation. Except as described
              ---------------------------------------------
on Schedule  3.12 hereto,  (A) the Company has not granted or agreed to grant to
   --------------
any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Certificate, this Agreement or any other Transaction Document which has not been waived.

          3.13 Trading on Nasdaq.  The Common Stock is authorized  for quotation
               -----------------
on the Nasdaq National Market system, and trading in the Common Stock on Nasdaq has not been suspended. The Company is (or will be at the Closing) in full compliance with the designation criteria of the Nasdaq National Market, and does not reasonably anticipate that the Common Stock will lose its designation as a Nasdaq National Market security, whether by reason of the transactions contemplated by this Agreement or the other Transaction Documents or otherwise. Stockholder approval for the issuance of the Preferred Shares is not required under NASD Rule 4460.

          3.14 Solicitation.  Neither the Company nor any of its subsidiaries or
               ------------
affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.

          3.15 Fees. Except as described on Schedule 3.15 hereto, the Company is
               ----                         -------------
not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

          3.16 Foreign  Corrupt  Practices.  To the  knowledge  of the  Company,
               ---------------------------
neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          3.17 Other  Issuances of  Securities.  The Company has not issued (and
               -------------------------------
will not issue) any shares of Common Stock or shares of any series of preferred stock (other than the Preferred Shares) or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to

                                                             Page 21 of 50 Pages


acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares, or the issuance of the Conversion Shares upon conversion thereof, for purposes of determining whether stockholder approval is required under the designation criteria of the Nasdaq National Market.

4.        COVENANTS OF THE COMPANY.

          4.1       Corporate  Existence.  The  Company  shall,  so  long as any
                    --------------------
Purchaser or any affiliate of such Purchaser beneficially owns any Securities, maintain its corporate existence in good standing and shall pay all taxes when due except for taxes which the Company reasonably disputes or which could not reasonably be expected to have a materially adverse change on the consolidated business or financial condition of the Company and its subsidiaries.

          4.2       Provision of  Information.  The Company  shall  provide each
                    -------------------------
Purchaser with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after filing thereof with the Commission, until the conversion or redemption of all of the Preferred Shares held by such Purchaser.

          4.3       Form D; Blue-Sky Qualification. The Company agrees to file a
                    ------------------------------
Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly upon filing. The Company shall, on or before the Closing, take such action as is necessary to qualify the Securities for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Purchaser.

          4.4       Reporting Status. As long as such Purchaser or any affiliate
                    ----------------
of such Purchaser beneficially owns any Securities, and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

          4.5       Use of Proceeds. The Company shall use the proceeds from the
                    ---------------
sale of the Preferred Shares for general corporate purposes.

          4.6       Listing. The Company shall, as soon as practicable following
                    -------
the Closing, secure the designation and quotation of the Conversion Shares and Dividend Payment Shares on the Nasdaq National Market and shall use its best efforts to maintain the designation of the Common Stock on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

          4.7       Reservation of Common Stock.  The Company shall at all times
                    ---------------------------
have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting conversions of the Preferred Shares hereunder, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (the "Reserved Amount"). As of the Closing Date, the Reserved Amount
                  ---------------
shall be equal to no less than 175% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares purchased by the Purchasers at the Closing (assuming for such purpose that the Preferred Shares are convertible in full at such time). If at any time the Reserved Amount is less than 125% of the number of Conversion Shares issuable upon conversion of

                                                             Page 22 of 50 Pages

all of the Preferred Shares then outstanding, the Company shall take immediate action (including seeking stockholder authorization) to increase the Reserved Amount to no less than 175% of the number of Conversion Shares into which such outstanding Preferred Shares are then convertible. No Purchaser shall be issued, upon conversion of a Preferred Shares of Common Stock in an amount greater than the product of (A) the Reserved Amount in effect on the date on which notice of such conversion or exercise is delivered to the Company pursuant to the terms of the Certificate times (B) a fraction, the numerator of which is the number of Preferred Shares purchased by such Purchaser hereunder and the denominator of which is the number of Preferred Shares purchased by the Purchasers hereunder. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of at least 66% of the then outstanding number of Preferred Shares.

          4.8       Use of Purchaser  Name. The Company shall not use,  directly
                    ----------------------
or indirectly, any Purchaser's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated; provided, however, that the Company may respond to inquiries regarding the identity of the Purchasers from securities analysts or the media.

          4.9       Company's Instructions to Transfer Agent. On or prior to the
                    ----------------------------------------
Closing, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "Transfer Agent") (i) to issue certificates representing Conversion Shares upon conversion of Preferred Shares in accordance with the terms thereof and receipt of (x) a valid Conversion Notice (as defined in the Certificate) from a Purchaser, and (y) instructions from the Company pursuant to the Certificate regarding the number of Conversion Shares and Dividend Payment Shares (if any) to be issued in the name of such Purchaser or its nominee, (ii) to issue certificates representing the Dividend Payment Shares upon the issuance thereof in accordance with the Certificate and (iii) to deliver such certificates to such Purchaser no later than the close of business on the third
(3rd) business day following the related Conversion Date or the Dividend Payment Date (each as defined in the Certificate). The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Preferred Shares held by such Purchaser or to receive Conversion Shares or Dividend Payment Shares in accordance with the terms of the Certificate. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and agrees to be bound by the terms hereof.

5.        CONDITIONS TO CLOSING.
          ---------------------

          5.1       Conditions  to  Purchaser's  Obligations  at  Closing.  Each
                    -----------------------------------------------------
Purchaser's obligations at the Closing, including without limitation its obligation to purchase the Preferred Shares to be purchased by it hereunder, are conditioned upon the fulfillment of each of the following events:

               (a) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date of as if made on such date;

               (b) the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

                                                             Page 23 of 50 Pages



               (c) the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs (a) and (b) above have been fulfilled;

               (d) the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of the date of the Closing, in the form attached as Exhibit 5.1;
                                                                   ------------

               (e) The Company shall have filed the Certificate with the Secretary of State of the State of Delaware and furnished such Purchaser with a file-stamped copy thereof;

               (f)  the  Company   shall  have   executed  and   delivered   the
                    Registration Rights Agreement;

               (g) there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent financial statements contained in the Disclosure Documents;

               (h) the Common Stock shall be designated for quotation and actively traded on the Nasdaq National Market; and

               (j) the Company shall have authorized and reserved for issuance upon conversion of the Preferred Shares 175% of the number of shares of Common Stock issuable upon conversion all of the Preferred Shares issuable at the Closing.

          5.2  Conditions  to Company's  Obligations  at Closing.  The Company's
               -------------------------------------------------
obligation at the Closing to issue and sell Preferred Shares to a Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions. The obligation of the Company to issue and sell Preferred Shares to any Purchaser hereunder is distinct and separate from its obligation to issue and sell Preferred Shares to any other Purchaser hereunder and the failure by one or more Purchasers to fulfill the conditions set forth herein or to consummate the purchase of Preferred Shares hereunder will not relieve the Company of its obligations with respect to any other Purchaser.

               (a)  the   representations   and  warranties  of  the  applicable
                    Purchaser shall be true and correct in all material respects as of the Closing Date as if made on such date; and

               (b) the applicable Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Purchaser on or before the Closing.

6.        INDEMNIFICATION.
          ---------------

          The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees and agents, and each person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Party") against any losses, claims, damages, liabilities
 ---------------------------
or reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by the Company of any of its representations, warranties or covenants made herein; provided, that the Company shall not have
                                      --------

                                                             Page 24 of 50 Pages


any obligation to any Purchaser Indemnified Party with respect to any liability to the extent such liability arises from the gross negligence or willful misconduct on the part of such Purchaser Indemnified Party as determined by a court of competent jurisdiction.

          Each Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Party") (a Purchaser Indemnified Party and a Company
 ---------------------------
Indemnified  Party are each hereinafter  referred to as an "Indemnified  Party")
                                                            ------------------
against any losses, claims, damages, liabilities or expenses (including the fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by such Purchaser of any of its representations, warranties or covenants made herein; provided, that such
                                                            --------
Purchaser shall not have any obligation to any Company Indemnified Party with respect to any liability to the extent such liability arises from the gross negligence or willful misconduct on the part of such Company Indemnified Party as determined by a court of competent jurisdiction.

          Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party"), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnifying Party, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest under applicable standards of professional conduct between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action will not relieve the Indemnifying Party of any of its obligations hereunder with respect to such action except to the extent such failure is prejudicial to the Indemnifying Party's ability to defend any such action.

          No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of pending or threatened action in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent.

7.        MISCELLANEOUS.
          -------------

          7.1       Survival;  Severability.  The  representations,  warranties,
                    -----------------------
covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

                                                             Page 25 of 50 Pages


          7.2       Successors  and Assigns.  The terms and  conditions  of this
                    -----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Purchaser may assign its rights hereunder, in connection with any private sale or transfer of Preferred Shares, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

          7.3       Independent  Nature of Purchasers'  Obligations  and Rights.
                    -----------------------------------------------------------
The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of the Certificate, this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          7.4       No Reliance.  Each party  acknowledges  that (i) it has such
                    -----------
knowledge in business and financial matters as to be fully capable of evaluating the Certificate, this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party (other than those contained or described in this Agreement or the other Transaction Documents) in connection with entering into this Agreement, the other Transaction Documents or such transactions, (iii) it has not received from any such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any such party.

          7.5       Remedies.  The  remedies  provided  to a  Purchaser  in this
                    --------
Agreement shall be cumulative and in addition to all other remedies available to such Holder hereunder, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Purchaser's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

          7.6       Governing  Law.  This  Agreement  shall be  governed  by and
                    --------------
construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or

                                                             Page 26 of 50 Pages

discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          7.7       Counterparts.  This  Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          7.8       Headings.  The headings used in this  Agreement are used for
                    --------
convenience only and are not to be considered in construing or interpreting this Agreement.

          7.9       Notices. Any notice, demand or request required or permitted
                    -------
to be given by the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

          If to the Company:

          IGEN International, Inc.
          16020 Industrial Drive
          Gaithersburg, MD 20817
          Attn:     Messrs. Samuel J. Wohlstadter
                    George V. Migausky
                    Dr. Richard J. Massey
          Fax:
          with a copy to:

          Wilmer, Cutler & Pickering
          2445 M Street, N.W.
          Washington, DC  20037
          Attn:     Stephen P. Doyle, Esq.
          Fax:      202-663-6363

and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser, or as shall be designated by such Purchaser in writing to the Company.

          7.10      Expenses.  Except as otherwise provided herein,  each of the
                    --------
Company and the Purchasers shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

                                                             Page 27 of 50 Pages



          7.11      Entire Agreement;  Amendments.  This Agreement and the other
                    -----------------------------
Transaction Documents (together with the Certificate) constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least 2/3 of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

                  [Remainder of Page Intentionally Left Blank]

                                                             Page 28 of 50 Pages


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

IGEN INTERNATIONAL, INC.

By: __________________________
    Name:
    Title:


PURCHASER NAME:  ______________________________


By: _________________________
    Name:
    Title:


ADDRESS:

         _______________________________

         _______________________________

         Tel: __________________________

         Fax: __________________________


WITH COPIES OF NOTICES SENT TO:

         _______________________________

         _______________________________

         Tel: ___________________________

         Fax: ___________________________


NUMBER OF PREFERRED SHARES
TO BE PURCHASED: _________________

[_]Check here if Purchaser does not intend to be bound by the 4.9% limitation contained in subparagraph II.G.2 of the Certificate.

                                                             Page 29 of 50 Pages

                                                                    Exhibit A to
                                                              Purchase Agreement


                      SERIES B CONVERTIBLE PREFERRED STOCK

          The designation, powers, preferences and rights of the Series B Convertible Preferred Stock of IGEN International, Inc. (the "Company") are as follows:


I.        DESIGNATION AND AMOUNT.
          ----------------------

          The designation of this series, which consists of twenty-five thousand (25,000) shares of preferred stock, par value $.001 (the "Preferred Shares"), is
                                                          ----------------
the Series B Convertible  Preferred  Stock (the "Series B Preferred  Stock") and
                                                 -------------------------
the face amount  shall be One Thousand  Dollars  ($1,000) per share (the "Stated
                                                                          ------
Value").
-----

II.       CONVERSION.
          ----------

          A.        Right to Convert.  Subject to the  limitations  contained in
                    ----------------
paragraph G below,  a holder of  Preferred  Shares (a  "Holder")  shall have the
                                                        ------
right to convert such Preferred Shares at any time and from time to time on or after the Initial Conversion Date (as defined below) into fully paid and non-assessable shares (the "Conversion Shares") of the Company's Common Stock,
                             ------------------
$.001 par value (the "Common  Stock"),  in  accordance  with the terms hereof (a
                      -------------
"Conversion").  As used herein,  "Initial  Conversion  Date" means the ninetieth
 ----------                       -------------------------
(90th) day following the Issue Date and "Issue Date" means the date on which the
                                         ----------
Preferred Shares are issued pursuant to the Purchase Agreement by and among the Company and the purchasers (the "Purchasers") named therein (the "Purchase
                                    ----------                          --------
Agreement").
---------

          B.        Conversion Notice. In order to convert Preferred Shares, the
                    -----------------
Holder thereof shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such Conversion (the "Conversion Date"), to the Company and to its designated
                   ----------------
transfer  agent for the Common  Stock  (the  "Transfer  Agent")  (i) a notice of
                                              ---------------
conversion stating the number of Preferred Shares to be converted (a "Conversion
                                                                      ----------
Notice") and (ii) a copy of the  certificate or  certificates  representing  the
------
Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Company. The Company shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Company in connection with a Conversion are converted. Upon receipt of a Conversion Notice, the Company shall calculate the amount of dividends which have accrued on such Preferred Shares as provided herein up to and including the Conversion Date, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such Conversion, and shall promptly submit such information to the Transfer Agent. In the case of a dispute as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within two (2) business days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) business days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error.

                                                             Page 30 of 50 Pages

The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

          C.        Number of Conversion Shares; Conversion Price. The number of
                    ---------------------------------------------
Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to (A) the aggregate Stated Value of the Preferred Shares being converted divided by (B) the Conversion Price. Subject to adjustment as provided
          ----------
in Section III below, the "Conversion Price" shall be equal to $13.96.
                           ----------------

          D.        Delivery of Common Stock Upon Conversion.  Upon receipt of a
                    ----------------------------------------
Conversion Notice pursuant to paragraph B above, the Company shall, no later than the close of business on the third (3rd) business day following the Conversion Date set forth in such Conversion Notice (the "Delivery Date"), issue
                                                          -------------
and deliver or cause to be delivered to the Holder certificates representing the number of Conversion Shares as shall be determined as provided in paragraph C above. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be rounded up or down to the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as the sale of such Conversion Shares by the Holder is covered by a registration statement which has been filed and declared effective pursuant to the terms of the Registration Rights Agreement by and among the Company and the Purchasers (the "Registration Rights Agreement") or may be made pursuant to Rule 144(k)
       -------------------------------
under the Securities Act or any successor rule or provision.

          E.        Failure to Deliver  Conversion Shares. In the event that the
                    -------------------------------------
Company fails for any reason to deliver to a Holder the number of Conversion Shares issuable upon conversion of the Preferred Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default"), and such Conversion Default continues for longer than
 -------------------
five (5) business days, the Company shall pay to the Holder cash payments ("Conversion Default Payments") in the amount of (i) (N/365) multiplied by (ii)
  ----------------------------                                -------------
the Stated Value of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the
                                                        --------------
lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the earlier to occur of (A) the date on which all of such Conversion Shares are issued and delivered to such Holder and (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof. Cash amounts payable hereunder shall be paid on or before the fifth
(5th) business day of the calendar month following the calendar month in which such amount has accrued. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

          F.        Mandatory  Conversion.  On the date  which is five (5) years
                    ---------------------
following  the Issue Date (the  "Maturity  Date"),  so long as the Common  Stock
                                 --------------
shall be designated for quotation on the Nasdaq National Market system or listed on the New York Stock Exchange or American Stock Exchange, and actively traded thereon, all Preferred Shares then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Stated Value of such shares divided by the Conversion Price then in effect (a "Mandatory
         -----------                                                   ---------

                                                             Page 31 of 50 Pages

Conversion"),  and the Maturity  Date shall be deemed the  Conversion  Date with
----------
respect to such Mandatory Conversion. If a Mandatory Conversion occurs, the Company and the Holder shall follow the procedures for Conversion set forth in this Section II; provided, however, that the Holder shall not be required to send the Conversion Notice contemplated by paragraph B above.

          G.   Limitations on Right to Convert.
               -------------------------------

               1. In no event shall a Holder be permitted to convert any Preferred Shares in excess of that number of such shares upon the Conversion of which the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of Preferred Shares and issuances of Dividend Payment Shares, would exceed 19.99% of the number of outstanding shares of Common Stock on the Issue Date (subject to equitable adjustments from time to time for the events described in Section III below) (the "Cap Amount"), except that such limitation
                                      ----------
shall not apply in the event that the Company obtains the approval of its stockholders as required by NASD Rule 4460 (or any other similar rule or regulation) for issuances of Common Stock in excess of such amount; provided,
                                                                       --------
however that it is  understood  and agreed that any Holder  which has  converted
-------
Preferred Shares into a number of Conversion Shares that equals or exceeds such Holder's Allocation Amount (as defined below) shall have the right to require the Company, upon written notice to such effect, to seek such stockholder approval as soon as practicable (but in no event later than forty-five (45)
days) following the Company's receipt of such notice. Until such approval is obtained, no Purchaser (as defined in the Purchase Agreement) shall be issued, upon Conversion of Preferred Shares, Conversion Shares in an amount greater than the product of (A) the Cap Amount times (B) a fraction, the numerator of which
                                  -----
is the number of Preferred Shares purchased by such Purchaser pursuant to the Purchase Agreement and the denominator of which is the aggregate number of Preferred Shares purchased by all of the Purchasers pursuant to the Purchase Agreement (the "Allocation Amount"). In the event that any Purchaser shall sell
                ------------------
or otherwise transfer all or any of its Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Allocation Amount and shall be similarly bound. In the event that any Holder shall convert all of the Preferred Shares held by it into a number of Conversion Shares which, in the aggregate, is less than such Holder's Allocation Amount, then the difference between such Holder's Allocation Amount and the number of Conversion Shares actually issued to such Holder shall be allocated to the respective Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder relative to the aggregate number of Preferred Shares then outstanding.

               2. Except with respect to a Holder which indicates that it elects not to be bound by the provisions of this subparagraph 2 on the signature page of the Purchase Agreement executed by such Holder, in no event shall any Holder be permitted to convert Preferred Shares in excess of that number of such shares upon the Conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this subparagraph 2) plus (y) the number of shares of Common Stock issuable upon the
                 ----
Conversion  of such  Preferred  Shares is equal to or  exceeds  (z) 4.99% of the
                                          --------------------
number of shares of Common Stock then issued and outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such excess number of Preferred Shares at such time as such Conversion will not violate the provisions of this subparagraph (2). To the extent that the limitation contained

                                                             Page 32 of 50 Pages


in this subparagraph 2 applies, the determination of whether Preferred Shares are convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be such Holder's determination that the Preferred Shares described therein are convertible hereunder.

          H.             "Trading  Day"  shall  mean any day on which the Common
                          ------------
Stock is traded for any period on the Nasdaq National Market or on the principal securities exchange or market on which the Common Stock is then traded.

III.      ADJUSTMENTS TO CONVERSION PRICE.

          A.        Adjustment  to  Conversion  Price Due to Stock Split,  Stock
                    ------------------------------------------------------------
Dividend,  Etc. If prior to the Conversion of all of the Preferred  Shares,  (i)
--------------
the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification, the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then Current Market Price (as defined below) thereof or other similar event, the Conversion Price shall be proportionately reduced, or (ii) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof. The "Current Market Price" per share of Common Stock on any date shall
               --------------------
be the average of the closing sale prices for the Common Stock as reported by Nasdaq, or by the principal securities market on which the Common Stock is then traded, on the five (5) consecutive Trading Days selected by the Company not later than the earlier of the date in question and the Trading Day immediately prior to the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average closing price is then to be determined without the right to receive such issuance or distribution. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

          B.        Adjustment Due to Merger,  Consolidation,  Etc. If, prior to
                    ----------------------------------------------
the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets, then each such Holder shall thereafter have the right to receive upon Conversion of the Preferred Shares held by it and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets (the "Change of Control Consideration"), if any, which such Holder
                   -------------------------------
would have been entitled to receive in such transaction had such Preferred Shares been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this paragraph B unless (i) it first gives to the Holder no less than twenty (20) days' prior written notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, redemption

                                                             Page 33 of 50 Pages


or other similar event, and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate, including the terms of this paragraph B. Notwithstanding the provisions of paragraph II.A. above, in the event that the Company delivers a notice of a merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event to each Holder which specifies an effective date therefor which is prior to the Initial Conversion Date, each Holder shall have the right to convert, from time to time following the delivery of such notice to such Holder, any or all of the Preferred Shares held by it, so that such Holder shall be entitled to receive the Change of Control Consideration with respect to any Conversion Shares which it received pursuant to a Conversion occurring prior to such effective date.

          C.        Distribution  of Assets.  If, prior to the Conversion of all
                    -----------------------
of the Preferred Shares, the Company shall declare or pay any dividends to holders of Common Stock, or declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in cash or shares of capital stock of a subsidiary of the Company (collectively, a "Distribution"), then, upon a Conversion by the
                                 ------------
Holder occurring after the record date for determining shareholders entitled to such Distribution but prior to the effective date of such Distribution, each Holder shall be entitled to receive the amount of such assets which would have been payable to such Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. The Company shall deliver written notice of any Distribution to each Holder no less than twenty (20) business days prior to the effective date thereof. Notwithstanding the provisions of paragraph II.A. above, in the event that the Company delivers a notice of a Distribution to the Holders which specifies an effective date therefor which is prior to the Initial Conversion Date, each Holder shall have the right to convert, from time to time following the delivery of such notice to such Holder, any or all of the Preferred Shares held by it, so that such Holder shall be entitled to receive such Distribution with respect to any Conversion Shares which it received pursuant to a Conversion occurring prior to such effective date.

          D.        No Fractional  Shares.  If any adjustment under this Section
                    ---------------------
III would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be rounded up or down to the nearest whole number of shares.

IV.       DIVIDENDS.

          A.        Dividends;  Stock Payment  Option.  Each Holder of Preferred
                    ---------------------------------
Shares shall be entitled to receive, to the extent permitted by applicable law, subject to the prior, full payment of any accumulated and unpaid dividends on any class or series of Senior Securities (as defined below) and in preference to the payment of any dividend on any class or series of Junior Securities (as defined below), cumulative dividends ("Dividends") on each Preferred Share in an
                                       ---------
amount equal to, on an annualized basis, the Stated Value of such Preferred Share times 7.75%, compounded annually. Dividends shall accrue and be payable,
      -----
whether or not earned or declared, on each Preferred Share from the Issue Date through the earlier to occur of (A) the Maturity Date (as defined below) and (B) the redemption or conversion thereof in accordance with the terms hereof. Accrued Dividends on a Preferred Share shall be payable on each Conversion Date (as defined below), on the Maturity Date (as defined below) and on any Mandatory

                                                             Page 34 of 50 Pages

Redemption Date or Optional Redemption Date (as defined below) (each, a "Dividend Payment Date"). If, on any date, Dividends on any outstanding
 -----------------------
Preferred Shares have not been paid with respect to all Dividend Payment Dates preceding such date, the aggregate amount of such Dividends shall be fully paid before any distribution, whether by way of dividend or otherwise, shall be declared, paid or set apart with respect to any Junior Securities on or after such date. Dividends shall be paid either in cash or, at the option of the Company (the "Stock Payment Option"), and subject to the satisfaction of the
              ---------------------
conditions set forth in paragraph B below (the "Stock Payment  Conditions"),  in
                                                -------------------------
shares (the "Dividend Payment Shares") of the Common Stock. Cash Dividends shall
             -----------------------
be paid to each Holder within five (5) Business Days following the applicable Dividend Payment Date by delivering immediately available funds to such Holder in accordance with such Holder's wiring instructions. Any amount of Dividends payable in cash which is not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on such fifth Business Day plus three percent (3%) and (y) the highest rate permitted by applicable law, for the number of days elapsed from such Dividend Payment Date until such amount is paid in full (the "Default Interest Rate").
                                                     ---------------------

          B.        Conditions to Stock Payment Option. If the Company wishes to
                    ----------------------------------
exercise the Stock Payment Option, it may do so only if each of the following conditions has been satisfied as of the relevant Conversion Date:

                    1. the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay 125% of the aggregate number of (x) Conversion Shares issuable upon the conversion in full of the Preferred Shares and (y) the number of Dividend Payment Shares issuable pursuant to such option;

                    2.   the  Dividend   Payment   Shares  are   authorized  for
quotation on the Nasdaq National Market or for listing or quotation on any other national securities exchange or market on which the Common Stock may be listed;

                    3. the Registration Statement (as defined in the Registration Rights Agreement) is effective and available for the sale of the Dividend Payment Shares by the Holder or such shares may be sold to the public pursuant to Rule 144(k);

                    4. a Mandatory Redemption Event (as defined herein) has not occurred or be continuing; and

                    5. the Company has delivered to each Holder a certificate, signed by an executive officer of the Company, setting forth:

                         * the amount of the Dividend to which such Holder is entitled and, if not the same, the amount of such payment to be made in Dividend Payment Shares;

                         * the number of Dividend Payment Shares to be delivered in payment of such Dividends, and the calculation therefor; and

                         *    a  statement   to  the  effect  that  all  of  the
                              conditions set forth in sub-paragraphs 1-4 above have been satisfied.

                                                             Page 35 of 50 Pages


          C.        Delivery of Dividend  Payment  Shares.  Upon exercise of the
                    -------------------------------------
Stock Payment Option, the Company shall deliver to each Holder, on or before the third (3rd) Business Day following the applicable Dividend Payment Date (the "Dividend Payment Share Delivery Date"), the aggregate number of whole Dividend
 ------------------------------------
Payment Shares that is determined by dividing (x) the amount of the Dividend to which such Holder is entitled as of such Dividend Payment Date with respect to all of such Holder's Preferred Shares by (y) the applicable Conversion Price on such Dividend Payment Date. No fractional Dividend Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company.

          D.        Failure to Deliver  Dividend  Payment  Shares.  In the event
                    ---------------------------------------------
that the Company fails for any reason to deliver to a Holder the appropriate number of Dividend Payment Shares on or before the third (3rd) Business Day following the applicable Dividend Payment Share Delivery Date, the Company shall, upon written notice by such Holder, immediately pay the amount of the Dividend in cash, together with interest at an annual rate equal to the Default Interest Rate on such unpaid amount accruing daily from the applicable Dividend Payment Date until the date on which such amount is paid. Each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) (i) the aggregate amount of net proceeds, if
                          -----
any, received by such Holder from the sale of the Dividend Payment Shares issued by the Company with respect to such Dividend and (ii) the amount of any cash received in lieu of such Dividend Payment Shares pursuant to the immediately preceding sentence (excluding any interest accrued thereon), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to deliver Dividend Payment Shares).

          E.        Exercise of Stock Payment  Option.  In order for the Company
                    ---------------------------------
to exercise the Stock Payment Option, it must deliver written notice thereof (a "Stock Payment Exercise Notice") to each Holder on or before the tenth (10th)
 --------------------------------
Business Day prior to the Initial Conversion Date (as defined below) and prior to the first day of each calendar quarter thereafter specifying whether the Company intends to pay Dividends during such calendar quarter (or shorter period in the case of the notice delivered prior to the Initial Conversion Date) in Dividend Payment Shares or cash. Upon delivering a Stock Payment Exercise Notice to a Holder, the Company thereafter shall be irrevocably bound by its election made therein to deliver Dividend Payment Shares or cash, as the case may be, during the period to which such notice relates.

V.        PAYMENT UPON DISSOLUTION.
          ------------------------

          (a) Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings,

                                                             Page 36 of 50 Pages


or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company (each, a "Liquidation
                                                                     -----------
Event"),  no  distribution  shall be made to the holders of any shares of Junior
-----
Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation Preference (as defined below) with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holders and the holders of Pari Passu Securities (as defined below) are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares. If, after the payment of all preferential amounts to the holders of Senior Securities, the Holders and the holders of Pari Passu Securities, there are assets of the Company remaining, the holders of Junior Securities shall share in such assets ratably in accordance with the respective terms of such Junior Securities.

          (b)       The  "Liquidation  Preference"  with  respect to a Preferred
                          -----------------------
Share shall mean an amount equal to the Stated Value of such Preferred Share plus any accrued and unpaid Dividends thereon. "Junior Securities" shall mean
                                                  ------------------
the Common Stock and all other capital stock of the Company that are not Pari Passu Securities or do not have a preference over the Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "Senior Securities"
                                                              -----------------
shall mean any securities of the Company which by their terms have a preference over the Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "Pari Passu Securities" shall mean any securities ranking pari
                   ---------------------
passu with the Preferred Stock in respect of dividends, redemption and distribution upon liquidation.

VI.            OPTIONAL REDEMPTION BY THE COMPANY.
               ----------------------------------

          A.        Optional  Redemption.  The Company shall have the right,  at
                    --------------------
any time commencing on the date which is thirty-six (36) months after the Issue Date (the "Initial Optional Redemption Date"), to redeem (an "Optional
             ------------------------------------                       --------
Redemption")  all of the  Preferred  Shares  then  outstanding  at the  Optional
----------
Redemption Price (as defined herein); provided, however, that in order to effect an Optional Redemption, the Company shall have provided to each Holder thirty
(30) Trading Days' prior written notice of the effective date of the Optional Redemption (the "Optional Redemption Date"). Nothing contained herein shall
                 --------------------------
prevent a Holder from converting any or all of its Preferred Shares at any time or from time to time prior to the Optional Redemption Date.

          B.        Optional  Redemption Price. The "Optional  Redemption Price"
                    --------------------------       --------------------------
shall mean the Stated Value of the Preferred Shares being redeemed multiplied by
                                                                   -------------
(A) 103% if the Optional Redemption Date occurs during the twelve (12) month period beginning on the Initial Optional Redemption Date and (B) 100% if the Optional Redemption Date occurs after the last day of such twelve (12) month period.

          C.        Payment of Optional  Redemption Price. The Company shall pay
                    -------------------------------------
the Optional Redemption Price to each Holder within five (5) business days of the Optional Redemption Date. If the Company fails to pay the Optional
Redemption Price on or before such fifth business day, interest at an annual rate equal to the Default Interest Rate (calculated as of such fifth business

                                                             Page 37 of 50 Pages

day) shall accrue on such unpaid amount on a daily basis calculated from the Optional Redemption Date until the date on which such amount is paid in full.

VII.      MANDATORY REDEMPTION BY THE HOLDER.
          ----------------------------------

          A.        Mandatory Redemption. Subject to the provisions of paragraph
                    --------------------
F below, in the event that a Mandatory Redemption Event (as defined herein) occurs, each Holder shall have the right, upon written notice to the Company, to have all or any portion of the Preferred Shares then held by such Holder redeemed by the Company (a "Mandatory Redemption") at the Mandatory Redemption
                            ---------------------
Price (as defined herein) in same day funds. Such notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date")
                                                   ---------------------------
and the number of Preferred Shares to be redeemed. The Optional Redemption Date and the Mandatory Redemption Date are sometimes each referred to herein as a "Redemption Date".
 ---------------

          B.        Mandatory Redemption Price. The "Mandatory Redemption Price"
                    --------------------------       --------------------------
shall be equal to the Stated Value of the Preferred Shares being redeemed multiplied by (i) during the twelve-month period following the Issue Date (the
-------------
"Initial Redemption  Period"),  one hundred and nine percent (109%), (ii) during
 --------------------------
the twelve-month period following the end of the Initial Redemption Period, one hundred and six percent (106%), and (iii) thereafter, one hundred and three percent (103%).

          C.        Payment of Mandatory  Redemption Price.The Company shall pay
                    --------------------------------------
the Mandatory Redemption Price to each Holder who has requested a Mandatory Redemption within five (5) business days of the Mandatory Redemption Date. If the Company fails to pay the Mandatory Redemption Price to a Holder within five
(5) business days of the Mandatory Redemption Date, such Holder shall be entitled to interest at an annual rate equal to the Default Interest Rate
(calculated as of such 5th business day) from the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full.

          D.        Mandatory  Redemption  Event.  Each of the following  events
                    ----------------------------
shall be deemed a "Mandatory Redemption Event":
                   --------------------------

          1. the Company fails for any reason (including without limitation (x) as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or (y) due to the listing requirements of any quotation system or exchange on which the Common Stock is quoted or listed with which the Company is unable to comply as a result of voluntary action undertaken by the Company or a failure by the Company to take action) to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, and such failure continues for twenty (20) Business Days;

          2. any material representation or warranty made by the Company in the Purchase Agreement, the Registration Rights Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

          3.        if  following  the  declaration  of   effectiveness  of  the
Registration  Statement (as defined in the  Registration  Rights  Agreement) and

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                                                             Page 38 of 50 Pages


while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) Business Days, provided that the cause of such lapse or unavailability results from voluntary action undertaken by the Company or its failure to take action; and

          4. the Common Stock is not quoted on the Nasdaq National Market or listed on the New York Stock Exchange or American Stock Exchange due to any voluntary action or the failure to take action on the part of the Company.

          Notwithstanding the foregoing, to the extent that the Company uses its best efforts to take action to avoid a Mandatory Redemption Event and such action is unsuccessful, such failed attempt, in and of itself, will not be deemed to trigger a Mandatory Redemption Event.

          E.        Failure to Pay Redemption  Amounts.  If the Company fails to
                    ----------------------------------
pay the Mandatory Redemption Price within ten (10) business days of the payable date therefor, and has not exercised the Penalty Option (as defined below) in accordance with paragraph F below, then the Holder shall have the right at any time, so long as the Company remains in default, to require the Company, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of Common Stock of the Company equal to the Mandatory Redemption Price divided by the Conversion Price in effect on such Conversion
                  ----------
Date as is specified by the Holder in writing to the Company.

          F.        Penalty  Option.  In the event that a  Mandatory  Redemption
                    ---------------
Event described in paragraph D.3 or D.4 above occurs and is continuing, the Company may, in lieu of redeeming Preferred Shares as provided herein, elect (i) to increase the rate at which Dividends will accrue on the Preferred Shares and be payable hereunder to fourteen percent (14)%, such increase to be effective as of the related Mandatory Redemption Date and (ii) to pay such Dividends in cash within five business days of the end of each calendar month in which such increased Dividends have accrued (the "Penalty Option"). Upon the termination of
                                       --------------
the applicable Mandatory Redemption Event, such increased Dividend rate and payment frequency will revert back to the Dividend rate and payment frequency otherwise provided in this Certificate. The Company shall give written notice to each Holder of its intention to exercise the Penalty Option within five (5) business days of receiving notice of a Mandatory Redemption from a Holder.

VIII.     MISCELLANEOUS.

          A.        Notices.  Except as otherwise  provided herein,  any notice,
                    -------
demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Certificate shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                                                             Page 39 of 50 Pages


     If to the Company:

     IGEN International, Inc.
     16020 Industrial Drive
     Gaithersburg, MD 20817
     Attn:     Messrs. Samuel J. Wohlstadter
               George V. Migausky
               Dr. Richard J. Massey
     Fax:

     with a copy to:

     Wilmer, Cutler & Pickering
     2445 M Street, N.W.
     Washington, DC  20037
     Attn:     Stephen P. Doyle, Esq.
     Fax:      202-663-6363

and if to a Holder, at such address as such Holder shall have furnished the Company in writing.

          B.        Transfer of Preferred  Shares. A Holder may sell or transfer
                    -----------------------------
all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Purchase Agreement. From and after the date of such sale or transfer, the transferee hereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

          C.        Lost or Stolen  Certificate.  Upon receipt by the Company of
                    ---------------------------
evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

          D.        No Voting  Rights.  Except as provided by applicable law and
                    -----------------
paragraph G below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

          E.        Remedies, Characterization,  Other Obligations, Breaches and
                    ------------------------------------------------------------
Injunctive  Relief.  The remedies provided to a Holder in this Certificate shall
------------------
be cumulative and in addition to all other remedies available to such Holder under this Certificate, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Company to comply

                                                             Page 40 of 50 Pages


with the terms of this Certificate. The Company agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

          F.        Failure or Delay not Waiver. No failure or delay on the part
                    ---------------------------
of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          G.        Protective   Provisions.
                    -----------------------

                    So long as Preferred Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of the then outstanding Preferred Shares:

          1. alter or change (x) the rights, preferences or privileges of the Series B Preferred Stock or (y) any other capital stock of the Company so as to affect adversely the Series B Preferred Stock;

          2. create any new class or series of capital stock having a preference over or ranking pari passu with the Series B Preferred Stock as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

          3. increase the authorized number of shares of Series B Preferred Stock; or

          4. re-issue any shares of Series B Preferred Stock which have been converted in accordance with the terms hereof.

          In the event that Holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the Series B Preferred Stock, pursuant to the terms hereof, then the Company will deliver notice of such approved change, no later than the twentieth (20th) day prior to the effective date of such approved change, to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right to convert their Preferred Shares at any time and from time to time following delivery of such notice. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.